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                                                                    Exhibit 23.3



                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement on Form S-8 of Sunterra Corporation (formerly Signature Resorts, Inc.) filed on or about September 16, 1998 of our report dated May 31, 1996, except for Note 12, as to which the date is July 1, 1996, with respect to the consolidated financial statements of AVCOM International, Inc. as of December 31, 1995 and for the year then ended, which report is included in the Annual Report (Form 10-K) of Sunterra Corporation for the year ended December 31, 1997.



Phoenix, Arizona
September 16, 1998